                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               ASTROPOWER, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

[LOGO OF ASTRO POWER]

                                  Solar Park
                          Newark, Delaware 19716-2000

                           Telephone: (302) 366-0400

                                April 10, 2001

Dear Shareholder:

  Please accept my personal invitation to attend our Annual Meeting of Shareholders on Thursday, May 10, 2001 at 11:00 a.m. This year's meeting will be held at the Company's manufacturing plant at Pencader Corporate Center, Newark, Delaware.

  The business to be conducted at the meeting is set forth in the formal notice that follows. In addition, Management will provide a review of 2000 operating results and discuss the outlook for the future. After the formal presentation, the Directors and Management will be available to answer any questions that you may have.

  Your vote is important. I urge you to complete, sign and return the enclosed Proxy Card.

  I look forward to seeing you on May 10.

                                          Sincerely,

                                          /s/ Allen M. Barnett

                                          Allen M. Barnett
                                          President and Chief Executive
                                           Officer

                                  Solar Park
                          Newark, Delaware 19716-2000

                           Telephone: (302) 366-0400

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the 2001 Annual Meeting of Shareholders of AstroPower, Inc., a Delaware corporation, will be held at our manufacturing plant at Pencader Corporate Center, Newark, Delaware on:

                            Thursday, May 10, 2001

at 11:00 a.m. (local time) for the following purposes:

1. To elect three directors to serve until the 2004 Annual Meeting of Shareholders.

2. To amend our 1999 Stock Option Plan so as to increase the number of shares available under the Plan.

3. To amend our 1998 Directors Plan so as to increase the number of shares available under the Plan.

4. To ratify the appointment of KPMG LLP as our independent accountants for the fiscal year 2001.

5. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

Accompanying this Notice is the Proxy Statement and Proxy Card.

The Board of Directors set April 5, 2001, as the record date for the meeting. This means that owners of our common stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of our shareholders as of the close of business on April 5, 2001 for inspection during normal business hours from April 30 through May 9, 2001, at our offices, Solar Park, Newark, Delaware. This list will also be available at the meeting.

DATED: Newark, Delaware, April 10, 2001

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Allen M. Barnett

                                          ALLEN M. BARNETT
                                          President and Chief Executive
                                           Officer

WE URGE YOU TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               ASTROPOWER, INC.
                                  Solar Park
                          Newark, Delaware 19716-2000

                                PROXY STATEMENT

This Proxy Statement and accompanying Proxy Card are first being sent to shareholders on or aboutApril 10, 2001.

                              VOTING AND PROXIES

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined on the previous page and described in this Proxy Statement, including the election of directors, amending our 1999 Stock Option Plan, amending our 1998 Directors Plan and ratification of the appointment of our independent accountants. In addition, management will respond to questions from shareholders.

Who is entitled to vote?

Only holders of record of common stock at the close of business on April 5, 2001 are entitled to vote. Each holder of common stock is entitled to one vote per share. We are presently authorized to issue 50,000,000 common shares, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. There were issued and outstanding 14,019,761 shares of common stock as of the close of business on March 30, 2001. There are no shares of Preferred Stock outstanding.

How do I vote?

You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you. Voting information is provided on the enclosed form of proxy. If your shares are held in the name of a bank or broker, follow the voting instructions on the form that you receive from them.

What if my shares are held by a broker or nominee?

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares for approval.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to the election of directors and on Proposals 2, 3 and 4. We are not aware of any other matter that may be properly presented other than the election of directors and Proposals 2, 3 and 4. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

What if I don't mark the boxes on my proxy?

Unless you give other instructions on your form of proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote For:

  . the election of directors;

  . amending our 1999 Stock Option Plan;

  . amending our 1998 Directors Plan; and

  . the ratification of the appointment of KPMG LLP as our independent accountants for 2001.

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

Will my vote be public?

No. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available as actually necessary to meet legal requirements.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The affirmative vote of shares representing a majority in voting power of the shares of common stock, present in person or by proxy and entitled to vote at the meeting, is necessary for approval of Proposals 2, 3 and 4.

Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote. The election of directors will be by a plurality of the votes cast. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

                        PERSONS MAKING THE SOLICITATION

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by our regular officers and employees. We may reimburse shareholder's nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by us.

                                 ANNUAL REPORT

Our Annual Report for the year ended December 31, 2000 containing financial and other information about us is enclosed.

PROPOSAL 1.

                             ELECTION OF DIRECTORS

The Board of Directors currently consists of six members. Our Amended and Restated By-Laws provide for a classified Board of Directors. At the 1998 Annual Meeting of Shareholders, the directors were divided into three classes, with the directors of the first class elected for a term of one year, the directors of the second class elected for a term of two years, and the directors of the third class elected for a term of three years. Thereafter, following such initial classification and election, directors elected to succeed those directors whose terms expire and directors elected to fill a vacancy, are to be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified. On
March 27, 2001, our Board of Directors increased the number of directors to seven and nominated Dr. Jeff W. Edington for election as an additional Class III director at our 2001 Annual Meeting to fill the newly created directorship. The term of the office of directors in Class III expires at the 2001 Annual Meeting. The Board of Directors proposes that the three nominees described below, two of whom are currently serving as Class III directors, be re-elected to Class III for a new term of three years and that Dr. Edington be elected to serve as a new Class III director, for a term of three years and in each case, until their successors are duly elected and qualified. All current Class I, Class II and Class III directors were elected by the shareholders.

Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

There are set forth below, following the names of the nominees and Class I and Class III directors, their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, certain other information, their ages and the year first elected as a director.

The Board of Directors unanimously recommends a vote FOR each of the nominees for election as directors.

There are set forth below, following the names of the nominees and Class I and Class III directors, their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, certain other information, their ages and the year first elected as a director.

NOMINEES FOR DIRECTORS - CLASS III - TERM EXPIRING 2001

Dr. Allen M. Barnett, age 60, is a founder of AstroPower and has served as our President and Chief Executive Officer and as a director since our incorporation as a separate entity in 1989. From 1983 to 1989 Dr. Barnett served as General Manager of the AstroPower Division of Astrosystems, Inc., which was a manufacturer of electronic, electromechanical and power conversion devices. From 1976 to 1993 Dr. Barnett was a Professor of Electrical Engineering at the University of Delaware. From 1976 to 1979 Dr. Barnett served as Director of the Institute of Energy Conversion at the University of Delaware. Dr. Barnett is a technical expert in thin-film materials and devices and has been active in photovoltaic research and development since 1975, during which time he has been awarded 21 U.S. patents, authored or co-authored numerous technical publications and garnered several professional awards. Dr. Barnett is a member of the Board of Directors of the Solar Energy Industries Association and serves on a number of national and international committees in the field. Dr. Barnett received a B.S. and M.S. in Electrical Engineering from the University of Illinois, and a Ph.D. in Electrical Engineering from Carnegie Institute of Technology.

Gilbert H. Steinberg, age 70, has served as a director since 1989. Mr. Steinberg served as Vice President and Chief Financial Officer of Astrosystems, Inc. until February, 1996. Mr. Steinberg is the founder of Mentortech, Inc., a publicly held company specializing in software development and computer training consulting. Mr. Steinberg received a B.S. in Industrial Engineering at the Massachusetts Institute of Technology and an M.S. in Mathematics from Adelphi College. Mr. Steinberg is a member of our Audit and Compensation Committees.

Dr. Jeffrey W. Edington, age 61, a first time nominee as a director of the Company, is an international executive, manager and technologist and has worked in the United Kingdom and North America. He has been Executive Director, Technology and member of the Board of Directors of Corus plc (formerly British Steel) since 1992, where he has been responsible for that Company's process and product technology, the environment and information technology. From 1989 to 1992 he was Vice President, Research and Technology of Alcan Aluminum Limited and President of Alcan International Limited both in Montreal, Canada, where he was responsible for product and process technology; Previously, Dr. Edington was Professor and Chairperson of the Materials and Metallurgy Faculty, College of Engineering, University of Delaware, USA. Dr. Edington earned his BSc at the University of Birmingham (UK) in 1960, and his PhD at the same university in 1963. He received the Degree of DSc from the University of Birmingham in 1975 for contributions to original research in physical metallurgy and materials science. In the 1990s he received Honorary Degrees from Concordia University, Montreal, Canada; from the Universities of Birmingham and Sheffield (UK); and was awarded the Platinum Medal of the Institute of Materials (UK). He is a fellow on the Royal Academy of Engineering (UK) and a past President of the Institute of Materials. Dr. Edington is both a British and United States Citizen.

INCUMBENT DIRECTORS - CLASS II - TERM EXPIRING 2003

Dr. George S. Reichenbach, age 70, has served as a director since 1989. Dr. Reichenbach was a Senior Vice President of Advent International Corporation, a venture capital firm from 1987 to 1998. He serves as a director of Progressive Systems Technology, a semiconductor capital equipment manufacturer; QuestAir Technologies, Inc., a developer of proprietary processes for the separation and purification of gases, and Auripay, Inc., a developer of software which increases the security of credit card transactions and provides a range of payment services. Previously, Dr. Reichenbach worked at the Massachusetts Institute of Technology where has served as an Assistant Professor and Associate Professor of Mechanical Engineering. Dr. Reichenbach received a B.S. in Mechanical Engineering from Yale University and a Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology. Dr. Reichenbach is a member of our Compensation Committee.

Dr. George W. Roland, age 61, has served as a director since 1997. Previously he served as President and Chief Executive Officer of our Solar Power Business from 1996 to December 31, 1998 at which time he retired as an officer and employee and has served as a director since 1997. From 1995 to 1996, Dr. Roland served as Vice President and General Manager of the Company's Solar Power Business. From 1993 to June 1995 Dr. Roland served as President of Siemens Solar Industries, LP, an affiliate of Siemens Corporation (USA). Prior to that, Dr. Roland served in various positions, including Vice President and Division Manager of the Metalworking Systems Division, at Kennametal, Inc. Dr. Roland began his industry career in 1968 as a research and development engineer at Westinghouse Electric Corporation's Research and Development Center in Pittsburgh, Pennsylvania. Dr. Roland has been awarded 15 U.S. patents and has authored numerous technical publications throughout his career. Dr. Roland received a B.S. in Geology from Acadia University and a Ph.D. in Geological Science from Lehigh University.

INCUMBENT DIRECTORS - CLASS I TERM - EXPIRING 2002

Clare E. Nordquist, age 65, has served as a director since 1995. Mr. Nordquist is the Managing General Partner of Material Ventures Associates LP, a venture capital partnership specializing in advanced technology materials companies and serves as a director of Leading Edge Ceramics, LLC, a manufacturer and distributor of ceramic powders and shapes; and Viox Corporation, a custom producer of electronic grade, high purity glass powders utilized primarily in electronics applications. Mr. Nordquist received a B.S. in Ceramic Engineering from the University of Washington and an M.B.A. from the University of Denver. Mr. Nordquist is a member of our Audit and Compensation Committees.

Charles R. Schaller, age 65, has served as a director since 1989 and as Secretary from 1989 through March 1998. Mr. Schaller is a management consultant specializing in the petrochemicals industry and a venture developer concentrating in the area of specialty materials. Mr. Schaller also serves as a member of the Board of Directors of Medarex Inc., a publicly held biotechnology firm. From 1985 to 1989, Mr. Schaller served as President and Chief Operating Officer of Essex Vencap, Inc., a venture development subsidiary of Essex Chemical Corporation. Mr. Schaller received a B.E. in Chemical Engineering from Yale University and is a graduate of the Harvard Business School Program for Management Development. Mr. Schaller is a member of our Audit and Compensation Committees.

OUR EXECUTIVE OFFICERS

Dr. Allen M. Barnett, age 60, President and Chief Executive Officer of the Company. See "Election of Directors" above.

Peter C. Aschenbrenner, age 45, was elected Senior Vice President, Marketing and Sales in January 2000. He served as Vice President, Marketing and Sales since 1995 and from 1994 to 1995 Mr. Aschenbrenner served as our Director of Marketing. Prior to this, Mr. Aschenbrenner served in a number of capacities with Siemens Solar Industries, LP, including Director of Marketing from 1992 to 1994 and Director of Technology Development from 1991 to 1992. From 1988 to 1990 Mr. Aschenbrenner served as Co-Managing Director of Photovoltaic Electric GmBH, a joint venture between Siemens AG and Arco Solar, Inc. He served in various positions with Arco Solar from 1978 to 1988. Mr. Aschenbrenner received a B.A. in Product Design from Stanford University.

Dr. Robert B. Hall, age 60, has served as Vice President and Chief Scientist since joining the AstroPower Division of Astrosystems, Inc. in 1983. Dr. Hall's responsibilities include research and development of thin-film crystalline materials and ceramic structures for thin-film polycrystalline devices. From 1974 to 1983 Dr. Hall served as Manager, Device Development at the Institute of Energy Conversion at the University of Delaware. Dr. Hall has more than 18 years of solar cell development experience. His accomplishments include development of the first copper sulfide/cadmium sulfide CdS thin film solar cell with greater than 10.0% conversion efficiency, development of the first zinc phosphide solar cell and the development of a reliable deposition and process for copper indium selenide solar cells. Dr. Hall received a B.A. in Physics from Gettysburg College and an M.S. and Ph.D. in Physics from the University of Delaware.

Richard K. McDowell, age 61, was elected Senior Vice President, Manufacturing in January 2000 after serving as Vice President, Manufacturing since March, 1998. Prior to joining us in 1996, Mr. McDowell served in various managerial positions with Unisys Corporation including Director of Operations and Plant Manager. Mr. McDowell received a B.S. in Physics from Lasalle College.

Thomas J. Stiner, age 46, has served as our Chief Financial Officer since December 1997 and was elected Senior Vice President in January, 2000. From June 1993 to November 1997, Mr. Stiner served as our Controller and Treasurer. Mr. Stiner was elected Vice President in 1995 and Secretary in August 1999. From 1984 to 1993 Mr. Stiner served as a Senior Manager at KPMG, LLP. Mr. Stiner is a Certified Public Accountant and received a B.S. in Business Administration from Bloomsburg University.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of March 30, 2001 by:

  . each person or entity who is known by us to own beneficially more than five percent of our common stock including our Chief Executive Officer

  . each named executive officer

  . each of our directors

  . all directors and executive officers as a group

                                                          Shares Beneficially
                                                               Owned (1)
                                                          --------------------
          Name and Address of Beneficial Owner             Number   Percentage
          ------------------------------------            --------- ----------
Allen M. Barnett (2)..................................... 1,644,056    11.3%
Brown Investment Advisory & Trust Company (3)............   731,157     5.2%
 19 South Street
 Baltimore, MD 21202
Peter C. Aschenbrenner (4)...............................    82,042      **
Robert B. Hall (5).......................................    81,369      **
Thomas J. Stiner (6).....................................   114,433      **
Richard K. McDowell(7)...................................    31,000      **
Clare E. Nordquist (8)...................................    16,000      **
George S. Reichenbach (9)................................    16,000      **
George W. Roland (10)....................................    21,000      **
Charles R. Schaller (11).................................    26,000      **
Gilbert H. Steinberg (12)................................    31,000      **
All directors and executive officers as a group (ten
 persons) (13)........................................... 2,763,057    14.2%

--------
**Represents less than 1 percent of our outstanding common stock.

(1) The percentages are calculated based on 14,019,761 shares of our common stock outstanding as of March 30, 2001. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. In computing the number of shares beneficially owned by a person in the first column and the percentage ownership of that person, shares of common stock subject to options held by that person that were exercisable at or within 60 days of March 30, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The address of each of the executive officers and directors, is care of AstroPower, Inc., Solar Park, Newark, Delaware 19716-2000.

(2) Includes 1,114,114 shares held by a family trust of which Dr. Barnett is a beneficiary and also 476,000 shares subject to options exercisable within 60 days from the date hereof. Dr. Barnett disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. Does not include 20,000 shares owned by his wife as to which Dr. Barnett disclaims beneficial ownership.

(3) As reported in a Schedule 13G filed with the SEC on February 13, 2001, Brown Investment Advisory and Trust Company, a bank, has sole power to vote or direct the voting with respect to 309,125 shares, shared power to vote or direct the voting with respect to 21,467 shares, sole power to dispose or to direct the disposition with respect to 324,592 shares and shared power to dispose or to direct the disposition of 6,000 shares. Brown Advisory Incorporated, a registered investment adviser and a wholly owned subsidiary of Brown Investment Advisory and Trust Company has sole power to vote or direct the voting with respect to 400,565 shares and has the sole power to dispose or direct the disposition with respect to 400,565 shares.

(4) Includes 82,042 shares subject to options exercisable at or within 60 days of March 30, 2001.

(5) Includes 28,120 shares subject to options exercisable at or within 60 days of March 30, 2001.

(6) Includes 96,433 shares subject to options exercisable at or within 60 days of March 30, 2001.

(7) Includes 24,060 shares subject to options exercisable at or within 60 days of March 30, 2001.

(8) Includes 16,000 shares subject to options exercisable at or within 60 days of March 30, 2001.

(9) Includes 16,000 shares subject to options exercisable at or within 60 days of March 30, 2001.

(10) Includes 21,000 shares subject to options exercisable at or within 60 days of March 30, 2001.

(11) Includes 26,000 shares subject to options exercisable at or within 60 days of March 30, 2001.

(12) Includes 5,000 shares subject to options exercisable at or within 60 days of March 30, 2001.

(13) Includes an aggregate of 790,655 shares held by all directors and executive officers that are subject to options exercisable at or within 60 days from March 30, 2001. See Notes (2) and (4) through (12) above.

Director's Meetings and Committees

Our Board of Directors met five (5) times during 2000. The Board of Directors has a standing Audit Committee and Compensation Committee.

Audit Committee. The Audit Committee, consisting of Messrs. Nordquist, Schaller and Steinberg, with Mr. Steinberg acting as chairman, met three (3) times in 2000. Each member of the Audit Committee is "independent" as that term is defined by the applicable listing standards of the National Association of Securities Dealers, Inc.

The Audit Committee's duties are to:

  . review with management and the independent accountants the company's accounting policies and practices and the adequacy of internal controls,

  . review the scope and results of the annual examination performed by the independent accountants,

  . make recommendations to the Board of Directors regarding the appointment of the independent accountants and approval of the services performed by the independent accountants and the related fees, and

  . perform such other duties as set forth in the audit committee charter, a copy of which is attached as Exhibit A to this proxy statement.

Compensation Committee. The Compensation Committee, consisting of Messrs. Nordquist, Reichenbach, Schaller and Steinberg, with Mr. Steinberg Acting as Chairman, met two (2) times in 2000.

The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for executive officers of the Company and administers the Company's employee stock option plans.

The Audit and Compensation Committees are composed of directors who are not officers or employees of the Company ("Outside Directors").

In addition to participation at Board and Committee Meetings, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

Compensation of Directors

Beginning April 1, 1998, the Company agreed to pay each non-employee director $1,000 per Board Meeting attended in person, $250 per meeting attended telephonically, and $250 for each Committee meeting attended.

Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors or Committees thereof. The Company's Outside Directors are also eligible to receive stock options under the Company's 1998 Non-Employee Directors Stock Option Plan approved by new shareholders at the 1998 Annual Meeting.

Each of the Outside Directors was granted an option on May 14, 1998, under the Directors' Plan to purchase 20,000 shares of Common Stock, 5,000 of which vested as of that date, and 5,000 of which vest on each of the first, second and third anniversary of such date, provided such director is still a director on each such date. Each director who joins the Board of Directors after the Directors' Plan was originally adopted will be granted an option, on the first day of his term, to purchase 20,000 shares of Common Stock, 5,000 of which vest on the date he or she becomes a Director, and 5,000 of which vest on each of the first, second and third anniversary of such date, provided he or she is still a director on such date. If the number of shares available to grant under the Directors' Plan on a scheduled date of grant is insufficient to make all the grants, then each eligible director will receive an option to purchase a pro rata number of the available shares.

The option price per share for the options granted was $10.25 per share and the option price per share for later grants will be the fair market value of the shares of Common Stock on the date of grant. Under the Directors' Plan, fair market value is generally the closing price of the Common Stock on the NASDAQ National Market on the last business day prior to the date on which the value is to be determined. The options granted under the Directors' Plan are exercisable for a term of ten years from the date of grant, subject to earlier termination. Accordingly, Dr. Edington, if elected as director, will be granted an option to purchase 20,000 shares of our Common Stock at the closing price on the NASDAQ National Market on May 9, 2001.

The Directors Plan was amended by the Board to provide that no outstanding option could be repriced or replaced without shareholder approval.

On December 6, 1999 each of the Company's Outside Directors were granted an individual stock option, outside of the Dirctors Plan, to purchase 12,000 shares of Common Stock, 3,000 of which vested as of that date and 9,000 of which vest on each of the first, second and third anniversary of such date, provided such director is still a director on each such date. The option price per share for the options granted was $12.125, the fair market value on the date of such grant.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the NASDAQ National Market ("NASDAQ"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written presentation that no other reports were required, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that Mr. Steinberg filed a late Form 4 Statement of Change in Beneficial Ownership of Securities with the SEC and NASDAQ reporting two open market purchases aggregating 3,000 shares of our common stock in November 1999.

Audit Committee Report

The Audit Committee of the Board of Directors has furnished the following report to shareholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Audit Committee, which is appointed annually by the Board of Directors, currently consists of three directors, all of whom are independent and meet the other qualification requirements under the applicable rules of the National Association of Securities Dealers, Inc. The Audit Committee acts under a written charter which was adopted by the Board of Directors on June 15, 2000 and which is attached as Exhibit A to the Proxy Statement. As described in its charter, the Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls, including recommending to the Board of Directors an accounting firm to serve as the Company's independent accountants. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles.

In accordance with rules adopted by the Securities and Exchange Commission, the Audit Committee of the Company states that:

  . The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000.

  . The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

  . The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussion with Audit Committees"), as modified or supplemented, and has discussed with KPMG LLP the independent accountant's independence.

The members of the Audit Committee are not auditors or accountants nor are they experts in accounting or auditing, including matters relating to auditor independence. Committee members rely on the information provided to them and on the representations made by management and the independent accountants without independent verification. Therefore the Audit Committee's oversight does not provide an independent basis to conclude that appropriate accounting and financial reporting principles or appropriate internal control and procedures to assure compliance with accounting standards and applicable laws and regulations has been maintained by management. Additionally, the above referenced Audit Committee's considerations and discussions do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

                                          Gilbert H. Steinberg (Chairman)
                                          Clare E. Nordquist
                                          Charles R. Schaller

The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part. However, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of AstroPower, Inc., shall not be incorporated by reference into any such filings.




                       [Performance Graph Appears Here]

                                                 FISCAL YEAR ENDING
                                     ------------------------------------------
COMPANY/INDEX/MARKET                 2/13/1998 12/31/1998 12/31/1999 12/31/2000
--------------------                 --------- ---------- ---------- ----------
ASTROPOWER, INC.....................  100.00     149.51     217.40     487.38
Semiconductors, Related Device......  100.00     130.92     281.69     209.31
NASDAQ Market Index.................  100.00     135.48     238.95     150.19

The above graph compares the cumulative return of the Company on an annual basis with the comparable return of two indices. The Industry Index represented the industry or line-of-business of the Company. The graph assumes $100 invested on February 13, 1998, the date of the Company's initial public offering. The comparison assumes that all dividends are reinvested.

The Industry Index represents Semiconductors, Related Device, and is comprised of 162 corporations, compiled from the SIC Code within which the Company is listed.

The data in this performance graph reflects past results which do not necessarily indicate future performance.

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation to the shareholders of the Company.

Report of Compensation Committee on Executive Compensation

Compensation Procedures and Policies: Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee makes recommendations to the Board of Directors on all of the three key components of our executive compensation program: base salary, contractual incentive awards and long-term incentives.

Our executive compensation program is structured to help us achieve our business objectives by:

  . providing compensation opportunities that will attract, motivate and retain highly qualified managers and executives

  . linking executives' total compensation to company and individual job performance

  . providing an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in Shareholder value

Our executive compensation program is designed to provide competitive compensation opportunities for all corporate officers. Our total compensation levels falls in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable, and no formal survey or analysis of compensation paid by other companies was undertaken.

Base Salaries

Our salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and the performance of the individual.

Stock Options

We periodically grant incentive and non-qualified stock options to purchase our common stock in order to provide employees of with a competitive total compensation package and to reward them for their contribution to our short and long-term stock performance. These stock options are designed to align the employees' interest with those of the shareholders. All options have an option price that is not less than the fair market value of the stock on the date of grant. The terms of the options and the dates after which they become exercisable are established by the Compensation Committee and approved by the Board of Directors with respect to incentive stock options, within the parameters of the 1989 Stock Option Plan which expired in December 1999 and within the parameters of the 1999 Plan, which Plan was approved by our shareholders in June 1999. We do not grant stock appreciation rights.

2000 Compensation

Our President and CEO was compensated on a salary and pay-for-performance approach. Taken into consideration are the achievement of financial and other objectives determined each year by the Board of Directors, and the executive. Contractual incentive awards of options to purchase 302,000 shares of common stock at $13.38 per share (100% of fair market value) were granted to the President and CEO for 2000.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Deductibility of Compensation-Effective January 1, 1994, the Internal Revenue Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the President and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $ 1 million per executive per year subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company's tax deduction for compensation paid in excess of the $ 1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the 1989 Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in 1999 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162 (m) limitation.

This report is submitted on behalf of the Compensation Committee

                                          Gilbert H. Steinberg (Chairman)
                                          Clare E. Nordquist
                                          Dr. George S. Reichenbach
                                          Charles R. Schaller

Compensation Committee Interlocks and Insider Participation

Except with respect to his compensation arrangements, Dr. Barnett, our President and CEO participated in executive compensation deliberations and recommendations of the Board of Directors. During the fiscal year ended December 31, 2000, no executive officer of ours served on the board of directors or compensation committee of another company that had an executive officer serving on the Company's Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

At December 31, 1997, the Company owed its President and CEO $555,482 in the form of salary, bonus and automobile reimbursements. The amounts are related to the excess of his salary and bonus and auto allowance over the amounts actually paid from July 1990 to March 1997. On December 15, 1997, the Company agreed that one-third of this amount would be paid per year in each of 1998, 1999 and 2000, with interest on the unpaid balance at 6% per annum from January 1, 1998. Accordingly, the Company paid Dr. Barnett $198,018 in 2000 as final payment pursuant to such agreement.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and those other named executive officers of the Company whose total salary, bonus and other compensation earned for 1998, 1999 or 2000 exceeded $100,000:

                                                       Long Term
                                                      Compensation
                            Annual Compensation          Awards
                          --------------------------  ------------
                                                       Securities
    Name & Principal            Salary                 Underlying       All Other
        Position          Year   ($)       Bonus ($)  Options (#)  Compensation ($) (1)
    ----------------      ---- --------    ---------  ------------ --------------------
Allen M. Barnett........  2000 $231,294(2)   $ -0-(2)   302,000           $2,625
 President and Chief      1999  226,492(2)     -0-(2)   127,500            3,500
 Executive Officer        1998  189,446(2)     -0-(2)   170,000            5,000


Peter C. Aschenbrenner..  2000  157,722        -0-       16,400            3,133(3)
 Sr. Vice President,      1999  134,473        -0-       51,767            3,406(3)
 Marketing & Sales        1998  124,996        -0-       40,000            3,177(3)


Thomas J. Stiner........  2000  149,489        -0-       16,400            2,625
 Sr. Vice President and   1999  118,101        -0-       58,433            3,500
 Chief Financial Officer  1998  106,395        -0-       40,000            5,000


Richard K. McDowell.....
 Sr. Vice President,      2000  117,996        -0-       12,560            2,625
 Manufacturing            1999  100,968        -0-       30,000            3,500


Robert B. Hall..........  2000   98,941        -0-        6,820            2,625
 Vice President and       1999   96,227        -0-       12,550            3,500
 Chief Scientist          1998   96,661        -0-       15,000            5,000

--------

(1) Includes matching contributions by the Company under its 401(k) Plan.

(2) At December 31, 1997 the Company owed Dr. Barnett $555,482 relating to the postponement of portions of his salary, bonus and other compensation for the period July 1990 to December 31, 1995. On December 15, 1997, the Company agreed that one-third of this amount would be paid per year in each of 1998, 1999 and 2000, with interest on the unpaid balance at 6% per annum from January 1, 1998. Accordingly the Company paid Dr. Barnett $184,786 in 1998, $184,786 in 1999 and $198,018 in 2000 pursuant to such agreement, which amounts are not included in the above table.

(3) Includes $1,200 annual expense allowance for all years.

Stock Options

The following table provides information regarding grants of stock options made during the fiscal year ended December 31, 2000 to the persons named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                     Potential Realizable
                                                                       Value at Assumed
                          Number of  % of Total                         Annual Rates of
                          Securities  Options                             Stock Price
                          Underlying Granted to Exercise               Appreciation for
                           Options   Employees    Price                 Option Term (3)
                           Granted   in Fiscal  ($/share) Expiration ---------------------
   Name                    (#) (1)      Year       (2)       Date      5%($)      10%($)
   ----                   ---------- ---------- --------- ---------- ---------- ----------
Dr. Allen M. Barnett....   302,000     43.54%    $13.38    01/10/10  $2,541,212 $6,439,931
Peter C. Aschenbrenner..    16,400      2.36%    $18.50    07/27/10     190,807    483,541
Thomas J. Stiner........    16,400      2.36%    $18.50    07/27/10     190,807    483,541
Richard K. McDowell.....    12,560      1.81%    $18.50    07/27/10     146,129    370,322
Robert B. Hall..........     6,820      0.98%    $18.50    07/27/10      79,348    201,082

--------

(1) Options awarded under the Plan generally provide for vesting over a period of four years, with vesting occurring 25% per year on the anniversary date of the option award. The Board of Directors has the discretion, subject to plan limits, to modify the terms of outstanding options.

(2) All options were granted with an exercise price equal to or greater than the fair market value of the Common Stock as determined on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the 10-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future Common Stock price. This table does not take into account any appreciation in the price of the Common Stock to date, which exceeds the hypothetical gains shown in the table.

Option Exercises and Holdings

The following table sets forth, for each person named in the Summary Compensation Table above, information regarding the exercise of stock options during the fiscal year ended December 31, 2000 and the year-end value of unexercised options. No options were exercised by the Named Executive Officers during 2000:

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END VALUES

                                                                             Value of Unexercised
                                                   Number of Unexercised    In-the-money Options at
                            Shares                Options at Year-End (#)        Year End ($)
                          Acquired on   Value    ------------------------- -------------------------
   Name                    Exercise    Realized  Exercisable Unexercisable Exercisable Unexercisable
   ----                   ----------- ---------- ----------- ------------- ----------- -------------
Allen M. Barnett........    63,000    $1,252,440   308,125      557,625    $7,639,338   $11,104,863
Peter C. Aschenbrenner..    11,000       250,190    70,823       68,719     1,635,669     1,386,826
Thomas J. Stiner........    25,000       613,750    78,308       73,125     2,021,231     1,665,113
Richard K. McDowell.....    19,375       391,031     8,935       40,500       158,195       803,265
Robert B. Hall..........     7,500       127,500    18,120       23,750       403,350       488,675

--------

(1) Calculated on the basis of the fair market value of the Common Stock at December 31, 2000 of $31.38 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. See note (3) of the preceding table.

Employee Benefit Plans

1989 Stock Option Plan

Our 1989 Stock Option Plan was adopted in December 1989. The 1989 plan authorized the issuance of up to 1,920,000 shares of our common stock. As of December 31, 2000, options to purchase an aggregate of 1,062,511 shares at a weighted average exercise price of $6.85 per share were outstanding. No additional options may be granted under the 1989 plan which expired in December 1999.

The 1989 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and nonstatutory stock options. Our officers, employees, directors, consultants and advisors are eligible to receive awards under the 1989 plan.

Our board of directors administers the 1989 plan and has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. Our board of directors has delegated authority to administer the 1989 plan to the Compensation Committee. The committee has the authority to accelerate the date on which options may be exercised. In the event of a merger, liquidation, consolidation or other acquisition event, the committee is authorized to make appropriate and proportionate changes to the then outstanding options.

1999 Stock Option Plan

Our 1999 Stock Option Plan was adopted by our board of directors in April 1999 and was approved by our shareholders in June 1999. The 1999 plan currently authorizes the issuance of up to 1,100,000 shares of our common stock. As of December 31, 2000, options to purchase an aggregate of 823,058 shares at a weighted average exercise price of $16.36 per share were outstanding.

The 1999 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and nonstatutory stock options. Our officers, directors, employees and consultants, and certain employees and consultants of our majority-owned affiliated companies, are eligible to receive awards under the 1999 plan.

Optionees receive the rights to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. We may grant options at an exercise price greater than or equal to the fair market value of our common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company. Fair market value for purposes of the 1999 plan is the closing market price of our common stock as reported on the Nasdaq National Market on the relevant date. Optionees may generally pay the exercise price of their options by cash, check or surrender to us of shares of common stock. Generally, no portion of an incentive stock option may vest until twelve months after the date of grant.

Our Compensation Committee administers the 1999 plan. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. Our Compensation Committee selects the recipients of awards and determines the number of shares of common stock covered by the options and the dates upon which such options become exercisable and terminate, subject to certain provisions of the 1999 plan. Incentive stock options must terminate within ten years of the date of grant. Nonstatutory options must terminate within fifteen years of the date of grant. The Compensation Committee has the right to alter the terms of any option when granted or while outstanding pursuant to the terms of the 1999 plan except the option price.

While the Company has never repriced or replaced an outstanding option under the 1999 Plan, there was no prohibition from doing so. The 1999 Plan was amended to provide that no outstanding options could be repriced or replaced without shareholder approval.

All options automatically become exercisable in full in the event of a change in control (as defined in the 1999 plan), death or disability of the optionee or as decided by the Compensation Committee. Upon retirement options held at least one year become exercisable in full. If an optionee's employment with us is terminated for any reason, except death, disability or retirement, the optionee has three months in which to exercise an option (but only to the extent exercisable immediately after termination) unless the option by its terms expires earlier. Termination or other changes in employment status may affect the exercise period.

Compensatory Stock Plan

Prior to the adoption of the 1989 Plan, we had a compensatory stock plan for the issuance of shares to employees and consultants. At December 31, 2000, the only remaining obligation under this plan was the reservation of 39,999 shares for issuance to a former consultant.

401(K) Plan

We have adopted an employee savings and retirement plan qualified under
Section 401(k) of the Internal Revenue Code and covering all of our employees. Pursuant to this plan, employees may reduce their current compensation by up to the lessor of 15% of eligible compensation or the statutorily prescribed annual limited ($10,500 in 2000) and have the amount of such reduction contributed to the plan. We may, but are not required to, make matching or additional contributions to the plan in amounts to be determined by the board of directors.

Employment Arrangements

Effective as of January 7, 2000, Dr. Allen M. Barnett entered into an amended and restated employment agreement with us to serve as our President and Chief Executive Officer with an annual base salary of $245,000. The term of the agreement ends on March 31, 2005 unless we or Dr. Barnett elect to terminate the agreement by written notice to the other party at least one year prior to the effective date of termination. We can only terminate his employment by a vote of two-thirds of the members of the Board of Directors with Dr. Barnett not eligible to vote. Our Board of Directors will review Dr. Barnett's salary not less than annually, and may, but are not obligated to award increases in his salary and they will also consider and vote upon incentive compensation for Dr. Barnett for each calendar year commencing with the calendar year ending December 31, 2001. Other provisions of the agreement included the grant of an individual 10 year non-statutory option to purchase 75,000 shares of our common stock at $13.75 per share, vesting on March 31, 2001 and 10 year options to purchase 227,000 shares of our common stock at $13.75; 23,500 of which shall vest on each of March 31, 2001 and 2002 and 80,000 of which shall vest on each of March 31, 2003, 2004 and 2005. The fair market value of our common stock of the date these options were granted was $13.00 per share. We also provide Dr. Barnett with a monthly expense for the use of an automobile and repay all of his out-of-pocket expenses incurred in the performance of his employment obligations.

Should we terminate Dr. Barnett's employment before March 31, 2005, we must pay Dr. Barnett his then current base salary plus 30% of his then current base salary and all employee benefits for the lesser of one year or the remaining term of his employment. Should Dr. Barnett die or become disabled during the term of his employment, we must pay him or his estate his then current base salary for the longer of two years or the remaining term of his employment plus in the case of death, a pro rata portion all other compensation due in that period.

Should we terminate Dr. Barnett's employment upon a change of control of us, we must pay Dr. Barnett a lump sum equal to one year's then current base salary plus 30% of such base salary and all base salary and other compensation due for the remaining term of his employment agreement. Additionally, all vested but unexercised options would continue to be exercisable in accordance with their terms and all remaining invested stock options would vest immediately.

Our employment agreement with Dr. Barnett and our employment arrangements with other executive officers and significant employees impose customary confidentiality obligations and provide for the assignment to us of all rights to any technology developed by the employee during the time of his or her employment.

              PROPOSAL 2. AMENDMENT OF OUR 1999 STOCK OPTION PLAN

Our 1999 Stock Option Plan was adopted by our Board of Directors in April 1999 and was approved by our shareholders in June 1999. The 1999 Plan originally authorized the issuance of up to 600,000 shares of our common stock and was amended with shareholder approval to increase that to 1,100,000 shares at our 2000 Annual Meeting. As of March 30, 2001, options to purchase an aggregate of 913,945 shares at a weighted average exercise price of $18.12 per share were outstanding. See "Employee Benefit Plans-1999 Stock Option Plan" above.

The 1999 Plan is intended to induce new employees to become associated with us, and to provide a closer identity of interest between present employees and us by encouraging their ownership of our Common Stock. Since the approval of the amendment to the1999 plan by our shareholders in June 2000, we have completed a third public offering of our common stock resulting in net proceeds to us of approximately $62 million. We have expanded our manufacturing capacity and intend to continue to do so. From March 31, 2000 through March 31, 2001 we have increased the number of our employees who will be eligible to participate in the 1999 plan from 352 to 447 and expect to substantially increase our workforce in the future. Consistent with our expectations our Board of Directors believed it would be in our best interest and our shareholders best interest to increase the number of shares currently available under the 1999 plan from 1,100,000 to 1,600,000, and voted to do so on March 27, 2001, subject to shareholder approval.

The Board of Directors unanimously recommends that the shareholders vote FOR the following resolution, approval of which requires an affirmative vote of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote at the meeting:

RESOLVED, that the second sentence of section 5 of the 1999 Stock Option Plan be amended to read as follows:

Section 5. Stock.

The total number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Options granted thereunder may not exceed 1,600,000 shares (subject to adjustment as described below).

           PROPOSAL 3. AMENDMENT OF OUR 1998 NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN

Our Directors Plan was adopted by our Board of Directors on May 14, 1998 and was approved by our Shareholders at the annual meeting in June 1998. The Directors Plan originally authorized the issuance of up to 160,000 shares of our common stock. As of March 30, 2001, options to purchase an aggregate of 100,000 shares at an exercise price of $10.25 per share have been issued. In addition, Dr. Edington, a first time nominee as director will be granted an option for 20,000 shares should he be elected, leaving only 40,000 shares available for future grants under the Directors Plan. See "Compensation of Directors" above.

The Directors Plan is intended to encourage non-employee directors of the Company to acquire or increase their ownership of common stock of the Company on reasonable terms, and to foster a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. The Directors Plan provides for the granting of non-qualified stock options to shares of the common stock to current and future non-employee directors of the Company. As of March 30, 2001, all of the directors other than Dr. Barnett received stock options under the Directors Plan.

The Directors Plan is a valuable incentive to attract qualified persons to become directors of our Company to replace retiring directors or to add new directors by increasing the size of the Board as is the case with Dr. Edington. Our Board of Directors believes it would be in our best interest to increase the number of shares currently available under the Directors Plan from 160,000 to 260,000, and voted to do so on March 27, 2001, subject to shareholder approval.

The Board of Directors unanimously recommends that the shareholders vote FOR the following resolution, approval of which requires an affirmative vote of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote at the meeting:

RESOLVED, that the first sentence of Section 3 of the 1998 Non-Employee Directors Stock Option Plan be amended to read as follows:

3. Stock Subject to the Plan

  There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of two hundred sixty thousand (260,000) Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issue Shares which shall have been reacquired by the Company.

      PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company, upon the recommendation of the Audit Committee has appointed KPMG LLP as independent accountants to examine the financial statements of the Company for the fiscal year 2001. The Board of Directors has directed that such appointment be submitted for ratification by the shareholders at the meeting.

KPMG LLP has served as the independent accountant for the Company since 1992. A representative of KPMG LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $88,500.

All Other Fees

The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2000 were $175,578.

The Audit Committee of the Company's Board of Directors has considered whether the provision of non-audit services by KPMG LLP for the fiscal year ended December 31, 2000 is compatible with maintaining the principal accountant's independence.

The affirmative vote of a majority of the voting power of the shares of common stock present, in person or by proxy, and entitled to vote at the meeting, is required for ratification of the appointment of KPMG LLP as the independent accountants.

The Board of Directors unanimously recommends that Shareholders vote FOR ratification of the appointment of KPMG LLP.

                                 ANNUAL REPORT

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT SOLAR PARK, NEWARK, DELAWARE, ATTENTION: THOMAS J. STINER, SENIOR VICE PRESIDENT AND CFO. THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

                               FUTURE PROPOSALS

The 2002 Annual Meeting is expected to be held on Thursday, May 9, 2002. If any shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company's 2002 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the Company's principal executive office by December 11, 2001.

                                 OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Allen M. Barnett
                                          President and Chief Executive
                                           Officer

                                                                      EXHIBIT A

                               AstroPower, Inc.

           Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors and any internal auditing department.

  . Report to the Board of Directors, as appropriate.

  . Review areas of potential significant financial risk to the Company

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised of three directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedure

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgements.

3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposure and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. This information shall be provided to all members of the Committee. For the purpose of this review, a quorum of the Committee shall consist of two of the three members of the Committee.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors, all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Other Audit Committee Responsibilities

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

14. Periodically perform self-assessment of audit committee performance.

15. Review CFO and Controller succession planning within the Company.

                               [Map Appears Here]

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                               ASTROPOWER, INC.

                                 May 10, 2001



                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

      Please mark your
A [X] votes as in this
      example.

                                         Withhold
                                    For    Vote
             1. To elect as         [_]    [_]    Nominees: Dr. Allen M. Barnett
                directors all                               Gilbert Steinberg
                persons named                               Dr. Jeff W. Edington
                at right

             For, except vote withheld from the following nominee(s)



                                                  FOR   AGAINST   ABSTAIN
             2. Proposal to amend                 [_]     [_]       [_]
                1999 Stock Option Plan

             3. Proposal to amend                 [_]     [_]       [_]
                1998 Directors Plan

             4. To appoint KPMG, LLP              [_]     [_]       [_]
                as independent accountants
                of the Company

             5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                Do you plan to attend the Shareholder meeting ?  [_]  [_]
                                                                 YES   NO

                IMPORTANT: Please date, sign, and return this Proxy Card using the enclosed envelope.

Signature            Signature if held jointly             Dated          , 1999
         ------------                         -------------     ----------

NOTE: (Signature should conform exactly to name on Proxy.
       When shares are held by joint tenants, both should sign.
       Executors, administrators, guardians, trustees, attorneys and officers signing for corporation should give full title.)

                               ASTROPOWER, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned hereby appoints Dr. Allen M. Barnett,
Dr. George S. Reichenbach and Gilbert H. Steinberg, and each of them individually with the power of substitution, as Proxy or Proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's Manufacturing Plant at Pencader Corporate Center, Newark, Delaware on May 10, 2001, at 11:00 A.M., local time and at any adjournment thereof, hereby revoking any prior Proxy or Proxies. This Proxy when properly executed will be voted as directed herein by the undersigned. If no direction is made, shares will be voted FOR the election of directors named in the Proxy and FOR Proposals 2, 3 & 4.


             (Continued and to be dated and signed on other side)